EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993, 1994, 1995, 1996, 1997, 1998 and 1999 Stock Option
Plans, of Infinite Group, Inc. of our report, dated February 25, 2000, with respect to the consolidated financial statements of Infinite Group, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Freed Maxick, Sachs & Murphy, P. C.
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Buffalo, New York
April 27, 2000